Exhibit 99.1

    Foothill Independent Bancorp Record Profits Up 9% in the Third Quarter; Management Expects Margin to Benefit from Continued Rising Interest Rates

    GLENDORA, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--Foothill Independent Bancorp (NASDAQ:FOOT), the parent holding company of Foothill Independent Bank, today reported that continued core deposit and adjustable-rate loan growth fueled record profits in both the third quarter and first nine months of 2004. In the quarter ended September 30, 2004, net income increased 9% to $2.39 million, or $0.33 per diluted share, compared to $2.20 million, or $0.31 per diluted share in the like quarter a year ago. In the nine months ended September 30, 2004, net income grew 10% to $6.80 million, or $0.95 per diluted share, from $6.20 million, or $0.87 per diluted share in the same period of 2003.
    "We are committed to utilizing low-cost deposits to fund high-quality, prime-based and adjustable-rate loans," stated George Langley, President and CEO. "As a result, our net interest margin shows sequential-quarter improvement this year and credit quality remains outstanding. Looking ahead, our balance sheet is positioned to benefit further should interest rates continue to rise at a measured pace."
    Core deposits, consisting of no-cost demand deposits and low-cost savings and money market deposits, increased 14% to $603.9 million at September 30, 2004, compared to $532.0 million at September 30, 2003. In the same period, time deposits decreased by 15% to $66.2 million at quarter-end, from $78.0 million a year ago. Core deposits now represent 90% of total deposits, compared to 87% of deposits at September 30, 2003. Total deposits were up 10% to $670.1 million at September 30, 2004, from $610.0 million a year earlier.
    Total assets increased 9% to $747.4 million at the end of the third quarter, compared to $683.4 million at September 30, 2003. Net loans were up 6%, growing to $473.9 million from $447.4 million a year ago, while the securities portfolio increased 15% to $171.0 million, versus $148.5 million at the end of September last year.
    "The rise in short-term interest rates and the shift in our balance sheet had a positive effect on our net interest margin," Langley said. "We expect to continue to see sequential-quarter improvement, assuming continued loan demand." Net interest margin improved 23 basis points to 4.88% in the third quarter, compared to 4.65% in the second quarter of 2004. A year ago, the net interest margin was 5.40% in the third quarter.
    "In the last year, deposit growth has outpaced loan generation, so we have continued to build up our securities portfolio. The greater concentration of securities, which typically earn lower yields than loans, has resulted in a drop in net interest margin on a year-over-year basis. With a goal of building long-term shareholder value, we will not sacrifice asset quality to better our near-term results." For the first nine months of this year, the net interest margin was 4.82%, compared to 5.29% for the same period in 2003.

    Credit quality remains exceptionally strong:

    -- Non-performing assets (NPAs) declined to $141,000, or 0.02% of total assets at the end of the third quarter, compared to $980,000, or 0.14% of assets a year ago.

    -- The reserve for loan losses grew to $5.0 million at the end of the third quarter of 2004, representing 1.04% of gross loans and far exceeding NPAs.

    -- Foothill recorded a net recovery of $34,000 for the first nine months of 2004.

    Annualized return on average equity (ROE) improved to 15.2% in the third quarter of 2004, from 14.9% in the third quarter last year. For the nine months ended September 30, 2004, ROE improved to 14.7%, from 14.2% in the same period of 2003. Annualized return on average assets
(ROA) was 1.28% for the third quarter and 1.24% for the first nine months of 2004, compared to 1.31% and 1.29%, respectively, in 2003.
    Net interest income was up moderately to $8.35 million in the third quarter of 2004, compared to $8.27 million in the third quarter last year, driven by an increase in average earning assets and a decrease in time deposits. In the first nine months of the year, net interest income was $23.9 million in 2004, compared to $23.2 million for the same period in 2003.
    Other operating income also increased slightly, to $1.44 million in the third quarter of 2004, from $1.42 million in the previous year, and to $4.3 million in the nine months ended September 30, 2004 from $4.2 million for the first nine months of 2003. The rise in other operating income was a result of increased fee income generated in deposit accounts.
    Other operating expenses declined to $6.00 million in the quarter ended September 30, 2004, from $6.1 million for the same quarter of 2003. For the first nine months of 2004, other operating expenses rose slightly to $17.5, million from $17.4 in the first nine months of last year. The efficiency ratio was 63.1% in the third quarter of 2004 from 62.1% for the same period of 2003. However, for the nine-month period, the efficiency ratio improved to 63.8% from 64.3% for the same period in 2003, due to the increase in other operating income.
    At September 30, 2004, shareholders' equity was $64.2 million, compared to $60.3 million a year earlier, and book value increased to $9.55 per share from $9.02 per share at September 30, 2003. Capital ratios continue to be above the "Well-Capitalized" guidelines established by U.S. Bank Regulatory Agencies. The Tier 1 Leverage Ratio was 9.66% and the Total Risk-based Capital Ratio was 14.08% at September 30 2004.

    About Foothill Independent Bancorp

    Foothill Independent Bancorp is a one-bank holding company that owns and operates Foothill Independent Bank. The Bank currently operates 12 commercial banking offices in Los Angeles, San Bernardino and Riverside Counties. Foothill Independent Bank has consistently earned the highest ratings for safety and soundness from such bank rating firms as Findley Reports, Bauer Financial Services, and Veribanc.

    Forward Looking Information

    This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or future financial performance that are based on current information. Our future financial condition or operating results could differ significantly from our current expectations and beliefs, as set forth in this Release, due to a number of risks and uncertainties, which include risks such as; increased competition from other financial and depository institutions and possible adverse changes in national economic conditions, either of which could adversely affect our ability to improve net interest margin and to grow earnings per share, adverse changes in local economic conditions and declines in real estate values that could result in a decline in the quality of interest earning assets, principally loans; and changes in regulatory requirements and the costs of growing our business through the addition of new branches or possible acquisitions of other banks, either of which could cause our operating expenses to increase. Certain of those risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors That Could Affect Our Future Financial Performance" in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                     FOOTHILL INDEPENDENT BANCORP
                   CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
             (Dollars in thousands except per share data)

                  Three Months Ended          Nine Months Ended
                    September 30,               September 30,
                  ------------------  Percent ---------------- Percent
                     2004    2003     Change   2004     2003   Change
                  ---------- ------- ------- -------- -------- -------
Interest Income
 Interest on
  loans & leases     $7,893  $8,233          $22,985  $23,797
 Interest on
  securities          1,414     970            3,764    2,318
 Interest on
  federal funds
  sold                  141      81              307      272
 Interest other          36      33               90       95
                  ---------- -------         -------- --------
   Total Interest
    Income            9,484   9,317       2%  27,146   26,482       3%

Interest Expense
 Deposits             1,033     949            2,949    3,005
 Interest on
  borrowings            102      94              286      280
                  ---------- -------         -------- --------
   Total Interest
    Expense           1,135   1,043       9%   3,235    3,285     (2)%

Net interest
 income               8,349   8,274       1%  23,911   23,197       3%
Provision for
 loan losses             78     200    (61)%      78      300    (74)%
                  ---------- -------         -------- --------
Net interest
 income after
 loan loss
 provision            8,271   8,074       2%  23,833   22,897       4%

Other Operating
 Income
 Fees on deposits     1,264   1,217            3,821    3,732
 Gain on sales of
  SBA loans              --       2                5        3
 Other                  180     196              452      464
                  ---------- -------         -------- --------
   Total Other
    Operating
    Income            1,444   1,415       2%   4,278    4,199       2%

Other Operating
 Expense
 Salaries and
  employee
  benefits            3,298   3,090            8,654    8,819
 Occupancy and
  equipment           1,069   1,044            3,194    3,045
 Other                1,629   1,943            5,657    5,549
                  ---------- -------         -------- --------
   Total Other
    Operating
    Expenses          5,996   6,077     (1)%  17,505   17,413       1%
                  ---------- -------         -------- --------

Income before
 taxes                3,719   3,412           10,606    9,683
Income tax            1,325   1,215            3,801    3,482
                  ---------- -------         -------- --------
   NET INCOME        $2,394  $2,197       9%  $6,805   $6,201      10%
                  ========== =======         ======== ========

Per Share Data(a)
 Earnings per
  share - Basic       $0.35         $0.33  6%     $1.01      $0.94  7%
                  ========== =============    ========== ==========
 Wtd. Avg. shares
  outstanding -
  Basic           6,720,338     6,653,505     6,719,961  6,585,182
                  ========== =============    ========== ==========

 Earnings per
  share - Diluted     $0.33         $0.31  6%     $0.95      $0.87  9%
                  ========== =============    ========== ==========
 Wtd. Avg. shares
  outstanding -
  Diluted         7,136,607     7,088,900     7,140,913  7,112,243
                  ========== =============    ========== ==========

(a) Per share data for the quarter ended September 30, 2003 has been retroactively adjusted for stock dividends paid subsequent to December 31, 2003.


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                           September 30,
                                        ------------------- Percentage
                                          2004      2003      Change
                                        --------- --------- ----------
                                      (Dollars in thousands,
                                      except per share data)
                                        -------------------
                ASSETS:
Noninterest earning demand deposits and
 cash on hand                            $32,561   $37,314
Federal funds sold and overnight
 repurchase agreements                    32,900    17,500
Interest-earning deposits                  8,021     9,108
                                        --------- ---------
   Total Cash and Cash Equivalents        73,482    63,922         15%

Securities available for sale            164,720   139,011
Securities held to maturity                6,316     9,480
                                        --------- ---------
   Total Securities                      171,036   148,491         15%

Loans and leases receivable              478,903   452,212          6%
Reserve for loan losses                   (4,981)   (4,812)
                                        --------- ---------
   Loans & Leases Receivable, Net        473,922   447,400          6%

Accrued interest receivable                2,900     2,574
Other real estate owned                       --        --
Premises and equipment                     4,806     5,019
Federal Home Loan Bank (FHLB) stock,
 at cost                                   3,428       370
Federal Reserve Bank (FRB) stock,
 at cost                                     351       229
Other assets                              17,478    15,423
                                        --------- ---------
             TOTAL ASSETS               $747,403  $683,428          9%
                                        ========= =========

 LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
 Non-interest bearing demand deposits   $250,050  $223,671
 Savings & NOW deposits                  162,000   151,367
 Money market deposits                   191,865   156,984
 Time deposits                            66,231    77,987
                                        --------- ---------
   Total Deposits                        670,146   610,009         10%

Accrued employee benefits                  3,326     2,957
Accrued interest and other liabilities     1,502     1,912
Other debt                                 8,248     8,248
                                        --------- ---------
   Total Liabilities                     683,222   623,126         10%

Stockholders' Equity:
 Common stock $0.001 par value:
  Authorized:  25,000,000 shares;
  Issued and outstanding:  6,719,165 and
 6,516,214 shares, respectively                7         6
 Additional paid-in capital               67,474    54,317
 Retained earnings                        (2,938)    5,499
 Accumulated other comprehensive income
  net of taxes                              (362)      480
                                        --------- ---------
   Total Stockholders' Equity             64,181    60,302          6%
                                        --------- ---------
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY              $747,403  $683,428          9%
                                        ========= =========


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                     CONSOLIDATED FINANCIAL RATIOS
                              (Unaudited)

                                           Three Months  Nine Months
                                             Ended(1)      Ended(1)
                                           September 30, September 30,
                                           ------------- -------------
                                            2004   2003   2004   2003
                                           ------ ------ ------ ------
Return on average assets                    1.28%  1.31%  1.24%  1.29%
Return on average equity                   15.20% 14.86% 14.69% 14.17%
Efficiency ratio                           63.10% 62.09% 63.85% 64.33%
Operating expense/average assets            3.20%  3.62%  3.20%  3.63%
Net interest margin                         4.88%  5.40%  4.82%  5.29%
Tier 1 capital ratio                        9.66% 10.02%  9.66% 10.02%
Risk adjusted capital ratio                14.08% 14.19% 14.08% 14.19%

(1) All ratios have been annualized


                   OTHER CONSOLIDATED FINANCIAL DATA
                              (Unaudited)

                               Three Months Ended   Nine Month Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
                                       (Dollars in thousands)
                               ---------------------------------------
Net loans and leases           $473,922  $447,395  $473,922  $447,395
Non-performing/non-accrual
 loans (1)
 Amounts                           $141      $980      $141      $980
 As a percentage of gross loans    0.03%     0.22%     0.03%     0.22%
Real estate owned - loans           $--       $--       $--       $--
Total non-performing assets
 Amounts                           $141      $980      $141      $980
 As a percentage of total
  assets                           0.02%     0.14%     0.02%     0.14%
Loan loss reserves
 Amounts                         $4,981    $4,817    $4,981    $4,817
 As a percentage of gross loans    1.04%     1.07%     1.04%     1.07%
Loan loss provision                 $78      $200       $78      $300
Net charge-offs (recoveries)         $8       $48      $(34)      $41

(1) Non-Accrual loans are loans that have made no payments of principal or interest for more than 90 days.


                                                      At September 30,
                                                        2004   2003
                                                       ------ ------

Book Value Per Share(1)                                $9.55  $9.02

(1) Adjusted for stock dividends issued subsequent to December 31, 2003 and 2002.


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                     CONSOLIDATED AVERAGE BALANCES
                              (Unaudited)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                  2004      2003      2004      2003
                               --------- --------- --------- ---------
                                           (In thousands)
                               ---------------------------------------
            ASSETS
Earning assets:
Interest-earning deposits        $8,196    $8,937    $7,537    $7,818
Federal funds sold and
 overnight repurchase
 agreements                      41,111    34,128    37,142    33,564
Investment securities           168,401   122,208   155,206    98,273
Loans and leases (net of
 unearned income)               475,594   453,851   469,960   451,523
                               --------- --------- --------- ---------
   Total earning assets         693,302   619,124   669,845   591,178
Loan loss reserve                (4,992)   (4,711)   (4,971)   (4,652)
   Non-earning assets            61,089    57,776    64,374    53,724
                               --------- --------- --------- ---------
       Total Assets            $749,399  $672,189  $729,248  $640,250
                               ========= ========= ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Deposits:
 Savings and interest bearing
  transaction accounts         $353,739  $302,223  $340,936  $280,767
 Certificates of deposit,
  $100,000 or more               27,893    30,637    29,448    31,972
 Other time deposits             39,990    48,422    41,469    49,415
                               --------- --------- --------- ---------
   Total interest-bearing
    deposits                    421,622   381,282   411,853   362,154
Other interest-bearing
 liabilities                      8,248     8,248     8,248     8,248
                               --------- --------- --------- ---------
   Total interest bearing
    liabilities                 429,870   389,530   420,101   370,402
Non-interest bearing
 liabilities:
Demand deposits                 251,701   218,930   242,146   207,040
Other non-interest bearing
 liabilities                      4,845     4,551     5,243     4,458
                               --------- --------- --------- ---------
     Total liabilities          686,416   613,011   667,490   581,900
     Stockholders' equity        62,983    59,178    61,758    58,350
                               --------- --------- --------- ---------
       Total Liabilities and
        Stockholders' Equity   $749,399  $672,189  $729,248  $640,250
                               ========= ========= ========= =========



    CONTACT: Foothill Independent Bancorp
             G. Langley, 626-963-8551